Exhibit 99.1
Contact: Charles Lambert
Finance Director
Medical Properties Trust, Inc.
(205) 397-8897
clambert@medicalpropertiestrust.com
MEDICAL PROPERTIES TRUST, INC. REPORTS
FOURTH QUARTER AND 2010 RESULTS
Total 2010 Investments of $213 Million, Exceeding Target by 42%;
Additional Acquisitions of $87.1 Million in January 2011
     Birmingham, AL — January 27, 2011 — Medical Properties Trust, Inc. (NYSE: MPW) today announced financial and operating results for the quarter and year ended December 31, 2010.
FOURTH QUARTER AND RECENT HIGHLIGHTS
•	Reported fourth quarter Normalized Funds from Operations (“FFO”) and Adjusted FFO (“AFFO”) per diluted share of $0.17 and $0.17, respectively, in-line with company guidance;

•	Acquired two free standing long term acute care hospitals (LTACH) in December and expects to acquire a third property in the first quarter of 2011, for an aggregate of $83.4 million, all leased to and operated by RehabCare, the nation’s third largest operator of LTACHs;

•	Acquired an acute care hospital in Gilbert, Arizona for $17.1 million on January 4, 2011;

•	Agreed to purchase the real estate of Alvarado Hospital in San Diego for $70.0 million;

•	Entered into agreements for two additional investments aggregating $56.0 million;

•	Paid 2010 fourth quarter cash dividend of $0.20 per share on January 6, 2011.
     “Building on the momentum from the end of last year, 2011 is off to a terrific start with $87.1 million deployed in new investments in January alone and a strong near-term pipeline,” said Edward K. Aldag, Jr., Chairman, President and CEO of Medical Properties Trust, Inc. “When combined with the $213.0 million of new properties we announced in the second half of 2010, we have committed to more than $300 million in high quality new assets; twice the amount we previously estimated for acquisitions in 2010,” said Aldag. The weighted average initial cash lease rate for these investments is approximately 10.3%. Furthermore, Aldag stated that the Company presently expects to close by early February on an additional approximately $56.0 million of assets that are subject to binding agreements. There is no assurance that all or any of these transactions will be completed.

OPERATING RESULTS
     The Company reported fourth quarter 2010 Normalized FFO and AFFO of $18.2 million and $18.6 million, or $0.17 and $0.17 per diluted share, respectively. Normalized FFO and AFFO for the fourth quarter of 2009 were $13.2 million and $13.3 million, or $0.17 and $0.17 per diluted share, respectively. All per share amounts were affected by an increase in the weighted average diluted common shares outstanding to 110.1 million for the quarter ended December 31, 2010, from 78.8 million for the same period in 2009, primarily due to the common stock offering of 29.9 million shares completed in April of 2010.
     The Company recorded gains of $2.9 million during the quarter ($0.02 per share) resulting from the sale of the real estate of the Montclair Hospital Medical Center in California to an affiliate of Prime Healthcare Systems and the sale of the Sharpstown facility in Houston. As a result of the sales, the Company wrote-off approximately $1.0 million of accrued straight-line rent related to the Montclair facility. The Company also accepted the $43 million prepayment of a mortgage loan at par from the operator of the Daniel Freeman Marina Hospital in Marina Del Rey, California. Net income for the fourth quarter of 2010 was $10.6 million, or $0.09 per share, compared to $7.4 million, or $0.09 per share for the same period in 2009.
     For 2010, the Company reported Normalized FFO of $66.6 million, or $0.66 per share compared to $61.5 million or $0.79 per share for 2009. Normalized AFFO for 2010 was $81.5 million, or $0.81 per share compared to $63.2 million, or $0.81 per share. During 2010, the Company realized $10.6 million in gains on the sale of real estate. Net income for 2010 was $22.9 million or $0.22 per share compared to $36.3 million or $0.45 per share in 2009.
     A reconciliation of Normalized FFO and AFFO to net income is included in the financial tables accompanying this press release.
DIVIDEND
     The Company’s Board of Directors declared a quarterly dividend of $0.20 per share of common stock, which was paid on January 6, 2011 to stockholders of record on December 9, 2010.
PORTFOLIO UPDATE
     At December 31, 2010, the Company had total real estate investments of approximately $1.2 billion comprised of 53 healthcare properties in 21 states leased to 16 hospital operating companies. Two of these investments are in the form of mortgage loans.

     Subsequent to December 31, 2010, the following transactions were completed:
•	Acquisition of the real estate of the 19-bed, 4-year old Gilbert Hospital in a rapidly growing suburb of Phoenix, Arizona area for $17.1 million. Gilbert hospital is operated by affiliates of Visionary Health, LLC, the highly successful operator who will also operate the Florence Hospital currently under development;
•	Agreement to acquire the real estate of the 306-bed Alvarado Hospital in San Diego, California for $70.0 million. Prime Healthcare Systems is the operator of the facility under a 10-year lease with the Company, which will purchase the two patient care building, approximately 7 acres and a three-story parking garage.
FUTURE OPERATIONS OUTLOOK
     Based solely on the portfolio as of December 31, 2010 and the transactions announced today, the Company estimates that annualized Normalized FFO per share would approximate $0.68 to $0.72. The Company further continues to estimate that its existing portfolio of assets plus approximately $345 million of assets expected to be acquired with available liquidity will generate Normalized FFO of between $0.94 and $0.97 per share on an annualized basis once fully invested. This estimate assumes that average initial yields on new investments will range from 9.75% to 10.5%. Total debt to total income producing investments subsequent to acquisition of $345 million of new properties is expected to be approximately 43 percent.
     These estimates do not include the effects, if any, of real estate operating costs, litigation costs, interest rate hedging activities, write-offs of straight-line rent or other non-recurring or unplanned transactions. In addition, this estimate will change if $345 million in new acquisitions are not completed or such investments’ average initial yields are lower or higher than the range of 9.75% to 10.5%, market interest rates change, debt is refinanced, assets are sold, the River Oaks property is leased, other operating expenses vary or existing leases do not perform in accordance with their terms.

TAX TREATMENT OF 2010 DIVIDENDS
     In 2010, Medical Properties Trust, Inc. declared total dividends of $0.80 and paid total dividends of $0.80 per share as follows:

				Allocable to 2010
	Date	Date of	Date			Unrecaptured Sec.
Amount	Declared	Record	Paid	Ordinary Income	Total Capital Gain	1250 Gain	Return of Capital	Allocable to 2011
$0.20	November 19, 2009	December 17, 2009	January 14, 2010	$0.097032	$0.006931	$0.005696	$0.096037	—
$0.20	February 18, 2010	March 18, 2010	April 14, 2010	$0.097032	$0.006931	$0.005696	$0.096037	—
$0.20	May 20, 2010	June 17, 2010	July 15, 2010	$0.097032	$0.006931	$0.005696	$0.096037	—
$0.20	August 19, 2010	September 14, 2010	October 14, 2010	$0.097032	$0.006931	$0.005696	$0.096037	—
$0.20	November 11, 2010	December 9, 2010	January 6, 2011	—	—	—	—	$0.200000
			TOTAL	$0.388128	$0.027724	$0.022784	$0.384148	$0.200000

     Of the fourth quarter 2010 dividend that was declared on November 11, 2010, none will be taxable to stockholders as part of their 2010 dividend income and all will be allocable to 2011. Accordingly, dividends totaling $0.388128 will be reported as ordinary dividends, and $0.027724 will be reported as total capital gain, $0.022784 of which is unrecaptured Sec. 1250 gain, on form 1099-Div for 2010. Also, $0.384148 of dividends paid in 2010 will be treated as a return of capital.
CONFERENCE CALL AND WEBCAST
     The Company has scheduled a conference call and webcast on Thursday, January 27, 2011 at 11:00 a.m. Eastern Time to present the Company’s financial and operating results for the quarter and year ended December 31, 2010. The dial-in telephone numbers for the conference call are 866-804-6928 (U.S.) and 857-350-1674 (International); using passcode 79535035. The conference call will also be available via webcast in the Investor Relations’ section of the Company’s website, www.medicalpropertiestrust.com.
     A telephone and webcast replay of the call will be available from shortly after the completion through February 10, 2011. Telephone numbers for the replay are 888-286-8010 and 617-801-6888 for U.S. and International callers, respectively. The replay passcode is 45274945.

About Medical Properties Trust, Inc.
     Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. These facilities include inpatient rehabilitation hospitals, long-term acute care hospitals, regional acute care hospitals, ambulatory surgery centers and other single-discipline healthcare facilities, such as heart hospitals and orthopedic hospitals. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.
The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the capacity of the Company’s tenants to meet the terms of their agreements; annual Normalized FFO per share; the amount of acquisitions of healthcare real estate, if any; the repayment of debt arrangements; statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income; the restructuring of the Company’s investments in non-revenue producing properties; the payment of future dividends, if any; completion of additional debt arrangements; and additional investments; national and economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the factors that could affect outcomes, please refer to the “Risk factors” section of the Company’s Form 10-K for the year ended December 31, 2009, as amended, and as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.
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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31, 2010	December 31, 2009
	(Unaudited)	(A)
Assets
Real estate assets
Land, buildings and improvements, and intangible lease assets	$1,032,369,288	$886,298,191
Real estate held for sale	—	89,972,812
Mortgage loans	165,000,000	200,163,980

Gross investment in real estate assets	1,197,369,288	1,176,434,983
Accumulated depreciation and amortization	(76,094,356)	(53,097,714)

Net investment in real estate assets	1,121,274,932	1,123,337,269

Cash and cash equivalents	98,408,509	15,306,889
Interest and rent receivable	26,175,635	19,845,699
Straight-line rent receivable	28,911,861	27,538,737
Other loans	50,984,904	110,841,900
Other assets	23,057,868	13,027,632

Total Assets	$1,348,813,709	$1,309,898,126

Liabilities and Equity
Liabilities
Debt, net	$369,969,691	$576,677,892
Accounts payable and accrued expenses	35,974,314	29,246,855
Deferred revenue	23,136,926	15,350,492
Lease deposits and other obligations to tenants	20,156,716	17,048,163

Total liabilities	449,237,647	638,323,402

Equity
Preferred stock, $0.001 par value. Authorized 10,000,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 150,000,000 shares; issued and outstanding - 110,225,052 shares at December 31, 2010 and 78,724,733 shares at December 31, 2009	110,225	78,725
Additional paid in capital	1,051,785,240	759,720,673
Distributions in excess of net income	(148,530,467)	(88,093,261)
Accumulated other comprehensive loss	(3,640,751)	—
Treasury shares, at cost	(262,343)	(262,343)

Total Medical Properties Trust, Inc. stockholders’ equity	899,461,904	671,443,794

Non-controlling interests	114,158	130,930

Total Equity	899,576,062	671,574,724

Total Liabilities and Equity	$1,348,813,709	$1,309,898,126

(A)	Financials have been derived from the prior year audited financials; however, we have reclassed the real estate (including accumulated depreciation) of certain properties sold in 2010 to Real Estate Held for Sale.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Consolidated Statements of Income

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
	(unaudited)	(unaudited) (A)	(unaudited)	(A)
Revenues
Rent billed	$23,753,030	$20,237,506	$92,784,776	$81,864,953
Straight-line rent	1,605,146	2,518,102	2,073,785	8,221,645
Interest and fee income	6,394,295	7,313,881	26,988,709	28,722,746

Total revenues	31,752,471	30,069,489	121,847,270	118,809,344
Expenses
Real estate depreciation and amortization	6,385,733	5,660,545	24,485,909	22,627,834
Loan impairment charge	—	—	12,000,000	—
Property-related	2,351,889	936,571	4,406,987	3,802,612
General and administrative	6,688,664	4,759,044	28,534,961	21,095,971

Total operating expenses	15,426,286	11,356,160	69,427,857	47,526,417

Operating income	16,326,185	18,713,329	52,419,413	71,282,927
Other income (expense)
Interest and other income (expense)	29,788	(5,114)	1,518,285	43,021
Debt refinancing costs	(159,353)	—	(6,715,638)	—
Interest expense	(7,887,342)	(9,377,345)	(33,993,058)	(37,655,907)

Net other expense	(8,016,907)	(9,382,459)	(39,190,411)	(37,612,886)

Income from continuing operations	8,309,278	9,330,870	13,229,002	33,670,041
Income (loss) from discontinued operations	2,320,938	(1,924,025)	9,783,946	2,696,806

Net income	10,630,216	7,406,845	23,012,948	36,366,847
Net income attributable to non-controlling interests	(37,033)	(7,052)	(99,717)	(36,649)

Net income attributable to MPT common stockholders	$10,593,183	$7,399,793	$22,913,231	$36,330,198

Net Income per common share – basic:
Income from continuing operations	$0.07	$0.11	$0.12	$0.41
Income (loss) from discontinued operations	0.02	(0.02)	0.10	0.04

Net income attributable to MPT common stockholders	$0.09	$0.09	$0.22	$0.45

Net Income per share – diluted:
Income from continuing operations	$0.07	$0.11	$0.12	$0.41
Income (loss) from discontinued operations	0.02	(0.02)	0.10	0.04

Net income attributable to MPT common stockholders	$0.09	$0.09	$0.22	$0.45

Dividends declared per common share	$0.20	$0.20	$0.80	$0.80

Weighted average shares outstanding – basic	110,103,292	78,754,997	100,705,795	78,117,099
Weighted average shares outstanding – diluted	110,108,250	78,754,997	100,707,713	78,117,099

(A)	Financials have been restated to reclass the operating results of certain properties sold in 2010 to discontinued operations.

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Funds From Operations
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2010	December 31, 2009	December 31, 2010		December 31, 2009
		(A)			(A)
FFO information:
Net income attributable to MPT common stockholders	$10,593,183	$7,399,793	$22,913,231		$36,330,198
Participating securities’ share in earnings	(259,595)	(363,915)	(1,254,083)		(1,506,209)

Net income, less participating securities’ share in earnings	$10,333,588	$7,035,878	$21,659,148		$34,823,989

Depreciation and amortization
Continuing operations	6,385,733	5,660,545	24,485,911		22,627,834
Discontinued operations	127,149	814,794	1,352,205		3,266,806
Loss (gain) on sale of real estate	(2,894,547)	(278,230)	(10,566,279)		(278,230)

Funds from operations	$13,951,923	$13,232,987	$36,930,985		$60,440,399

Write-off/reserve of straight-line rent	998,822	—	3,693,871		1,078,838
Debt refinancing costs	159,353	—	6,715,638		—
Executive severance	—	—	2,830,221		—
Write-off of former tenant receivable	2,400,000	—	2,400,000		—
Acquisition costs	712,858	—	2,026,490		—
Loan impairment charge	—	—	12,000,000		—

Normalized funds from operations	$18,222,956	$13,232,987	$66,597,205		$61,519,237

Share-based compensation	1,365,890	1,206,405	5,695,239		5,488,956
Debt costs amortization	989,934	1,427,245	4,722,027		5,652,623
Additional rent received in advance	(300,000)	—	9,400,000	(B)	—
Straight-line rent revenue	(1,645,838)	(2,568,939)	(4,931,602)		(9,503,827)

Adjusted funds from operations	$18,632,942	$13,297,698	$81,482,869		$63,156,989

Per diluted share data:
Net income, less participating securities’ share in earnings	$0.09	$0.09	$0.22		$0.45
Depreciation and amortization
Continuing operations	0.06	0.07	0.24		0.28
Discontinued operations	—	0.01	0.01		0.04
Loss (gain) on sale of real estate	(0.02)	—	(0.10)		—

Funds from operations	$0.13	$0.17	$0.37		$0.77

Write-off/reserve of straight-line rent	0.01	—	0.03		0.02
Debt refinancing costs	—	—	0.07		—
Executive severance	—	—	0.03		—
Write-off of former tenant receivable	0.02	—	0.02		—
Acquisition costs	0.01	—	0.02		—
Loan impairment charge	—	—	0.12		—

Normalized funds from operations	$0.17	$0.17	$0.66		$0.79

Share-based compensation	0.01	0.01	0.06		0.07
Debt costs amortization	—	0.02	0.04		0.07
Additional rent received in advance	—	—	0.10		—
Straight-line rent revenue	(0.01)	(0.03)	(0.05)		(0.12)

Adjusted funds from operations	$0.17	$0.17	$0.81		$0.81

(A)	Financials have been restated to reclass the operating results of certain properties sold in 2010 to discontinued operations.

(B)	Represents additional rent from one tenant in advance of when we can recognize as revenue for accounting purposes.
Funds from operations, or FFO, represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Management considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.
Since real estate values have historically risen or fallen with market conditions, we believe that funds from operations provides a meaningful supplemental indication of our performance. We compute funds from operations in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Funds from operations should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.
We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to normalized FFO (i) straight-line rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.